Exhibit 20.7
Page 1 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June
Distribution Date of July 21, 1997

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $379,446,408.45
Beginning Pool Factor                                           0.7799397

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,379,424.54
     Interest Collected                                     $3,200,771.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $786,549.19
Total Additional Deposits                                     $786,549.19

Repos / Chargeoffs                                            $847,804.26
Aggregate Number of Notes Charged Off                                  97

Total Available Funds                                      $14,366,745.55

Ending Pool Balance                                       $368,219,179.65
Ending Pool Factor                                              0.7568625

Servicing Fee                                                 $316,205.34

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,605,642.62
     Target Percentage                                               2.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($875,495.36)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                      10.083%
Current Weighted Average Remaining Term (months):                   41.43

Delinquencies                                               Dollars       Notes
     Installments:              1 - 30 days              $2,548,672.85    2,050
                                31 - 60 days               $730,185.69      513
                                60+  days                  $351,597.24      154

     Total:                                              $3,630,455.78    2,051

     Balances:                  60+  days                $9,915,722.93      154

Memo Item - Reserve Account
     Prior Month                                         $9,730,147.26
+    Invest. Income                                         $32,639.81
+    Excess Serv.                                          $842,855.55
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                  $10,605,642.62


Exhibit 20.7
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  June

                                                                                       NOTES
                                                                                                        CLASS B        CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2      CERTIFICATES    CERTIFICATES
Original Pool Amount
Distributions:                  $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00   $17,028,000.00  $14,579,362.75
     Distribution Percentages                               0.00%           93.50%            0.00%            3.50%           3.00%
     Coupon                                                 5.49%            5.93%            6.33%            6.50%           7.45%

Beginning Pool Balance          $379,446,408.45
Ending Pool Balance             $368,219,179.65

Collected Principal              $10,379,424.54
Collected Interest                $3,200,771.82
Charge - Offs                       $847,804.26
Liquidation Proceeds/Recoveries     $786,549.19
Servicing                           $316,205.34
Cash Transfer from Reserve Account        $0.00
Total Collections Avail
  for Debt Service               $14,050,540.21

Beginning Balance               $379,446,408.45            $0.00  $111,375,507.73  $236,500,000.00   $17,008,356.45  $14,562,544.27

Interest Due                      $1,980,455.86            $0.00      $550,380.63    $1,247,537.50       $92,128.60      $90,409.13
Interest Paid                     $1,980,455.86            $0.00      $550,380.63    $1,247,537.50       $92,128.60      $90,409.13
Principal Due                    $11,227,228.80            $0.00   $10,497,458.93            $0.00      $392,953.01     $336,816.86
Principal Paid                   $11,227,228.80            $0.00   $10,497,458.93            $0.00      $392,953.01     $336,816.86

Ending Balance                  $368,219,179.65            $0.00  $100,878,048.80  $236,500,000.00   $16,615,403.44  $14,225,727.41
Note/Certificate Pool Factor                              0.0000           0.9015           1.0000           0.9758          0.9757
   (Ending Balance/Original Pool Amount)
Total Distributions              $13,207,684.66            $0.00   $11,047,839.56    $1,247,537.50      $485,081.61     $427,225.99

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $842,855.55
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,605,642.62
(Release)/Draw                     ($875,495.36)
Ending Reserve Acct Balance       $9,730,147.26



Exhibit 20.7
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6               5                4               3               2                1
                                  Jan-97          Feb-97           Mar-97          Apr-97          May-97           Jun-97
Beginning Pool Balance      $449,329,330.86  $436,095,079.95  $420,468,686.42 $403,347,664.99  $390,783,947.09  $379,446,408.45

A)   Loss Trigger:
Principal of Contracts
   Charged Off                  $809,912.35      $878,067.63      $827,898.12   $1,257,545.15      $872,581.99      $847,804.26
Recoveries                      $301,836.56      $440,053.06      $601,423.50     $750,115.55      $545,528.41      $786,549.19

Loss Trigger - Reserve Account Balance                            Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $2,963,510.90        Total Charged off (Months 1 - 6)              $5,493,809.50
     Total Recoveries (Months 3, 2, 1)         $2,082,193.15        Total Recoveries (Months 1 - 6)               $3,425,506.27
     Net Loss / (Recoveries) for 3 Mos           $881,317.75 (a)    Net Loss/(Recoveries) for 6 Mos               $2,068,303.23(c)

     Total Balance (Months 5, 4, 3)        $1,259,911,431.36 (b)    Total Balance (Months 1 - 6)              $2,479,471,117.76(d)

     Loss Ratio Annualized  [(a/b) * (12)]            0.8394%       Loss Ratio Annualized [(c/d) (12)]                  1.00101%

Trigger:  Is Ratio > 1.5%                                 No        Trigger:  Is Ratio > 6.0%                                No

                                                                                   Apr-97            May-97          Jun-97
B)   Delinquency Trigger:                                                       $3,925,656.43     $7,449,147.86   $9,915,722.93
     Balance delinquency 60+ days                                                    0.97327%          1.90621%        2.61321%
     As % of Beginning Pool Balance                                                  0.97180%          1.29397%        1.83089%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer